Exhibit 99.4

Unaudited Pro Forma Statement of Estimated Taxable Operating Results and Cash to be Made Available by

Operations

Crown Castle International Corp. and Subsidiaries

Year Ended December 31, 2011

(in thousands)

The following is additional information provided in respect of Rule 3-14 of Regulation S-X and represents an estimate of the taxable operating results and cash to be made available by operations of Crown Castle (inclusive of the impact of the T-Mobile Transaction) based upon the pro forma condensed combined statement of operations for the year ended December 31, 2011. These estimated results do not purport to represent results of operations in the future and were prepared based on the assumptions outlined in the pro forma condensed combined statement of operations, which should be read in conjunction with this statement.

2011 Reconciliation between GAAP net Income and Taxable Income (Loss)

Pro Forma
Net income (loss)	$70,221
Net book depreciation in excess of tax depreciation	9,028
Net book amortization in excess of tax amortization	108,281
Book income not recognized for tax	(213,958)
Book expense not deducted for tax	74,465
Tax income not recognized for book	8,048
Tax expense not deducted for book	(113,146)

Estimated taxable income (loss)	(57,061)

Adjustments:
Depreciation	441,959
Amortization	157,167
Net book depreciation in excess of tax depreciation	(9,028)
Net book amortization in excess of tax amortization	(108,281)

Estimated cash to be made available from operations	$424,756

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